Exhibit 32.1

                            Certification Pursuant to
                             18U.s.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report on Form 10-KSB of Lion-Gri International, Inc. (the "Company") for the year ended December 31, 2005, the undersigned, Maria Gracia Rosales, the President and Chairman of the Board, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   April 18, 2006

/s/  Maria Gracia Rosales
--------------------------------
President and Chairman of the Board